As filed with the Securities and Exchange Commission on November 26, 1996
                                                           Registration No. 333-
                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549
                                       FORM S-3
                             REGISTRATION STATEMENT UNDER
                              THE SECURITIES ACT OF 1933
                                  _________________
                                THE BISYS GROUP, INC.

                (Exact name of registrant as specified in its charter)

            DELAWARE                                  13-3532663
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                        Identification No.)
                    150 CLOVE ROAD, LITTLE FALLS, NEW JERSEY 07424
                                    (201) 812-8600
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)
                                  ROBERT J. MCMULLAN
                 EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                THE BISYS GROUP, INC.
                                    150 CLOVE ROAD
                            LITTLE FALLS, NEW JERSEY 07424
                                    (201) 812-8600
    (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                      Copies to:
 KEVIN J. DELL, ESQ.                             STEWART E. LAVEY, ESQ.
 VICE PRESIDENT, GENERAL COUNSEL                 SHANLEY & FISHER, P.C.
  AND SECRETARY                                  131 MADISON AVENUE
 THE BISYS GROUP, INC.                           MORRISTOWN, NEW JERSEY 07962
 150 CLOVE ROAD                                  (201) 285-1000
 LITTLE FALLS, NEW JERSEY 07424
 (201) 812-8600
                                  _________________

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.


               ________________________________________________________


                                                    COVER CONTINUED ON NEXT PAGE

                           CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------

TITLE OF                        PROPOSED         PROPOSED
EACH CLASS                      MAXIMUM          MAXIMUM
OF SECURITIES    AMOUNT         OFFERING         AGGREGATE        AMOUNT OF
TO BE            TO BE          PRICE PER        OFFERING         REGISTRA-
REGISTERED       REGISTERED     SHARE(1)         PRICE(1)         TION FEE

Common           750,031       $36.125          $27,094,870       $8,211
Stock, $0.02     shares
par value
_____________________________________________________________________________
(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee based upon a price of $36.125 per share, which was the average of the high and low sale prices reported on the Nasdaq National Market on November 22, 1996.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                    SUBJECT TO COMPLETION DATED NOVEMBER 26, 1996

PROSPECTUS
                                THE BISYS GROUP, INC.

                            750,031 SHARES OF COMMON STOCK

     This Prospectus relates to the sale of up to 750,031 shares (the "Shares") of the common stock, $.02 par value ("Common Stock"), of The BISYS Group, Inc. ("BISYS" or the "Company") offered hereby for the accounts of the selling stockholders set forth herein (the "Selling Stockholders"). The Selling Stockholders acquired the Shares in connection with the Company's acquisition of
(i) Strategic Solutions Group, Inc. ("SSG") by merger (the "SSG Merger") and
(ii) T.U.G., Inc. ("TUG") by merger (the "TUG Merger"). See "Selling Stockholders". The Company is registering the Shares at its expense (other than any selling commissions) pursuant to certain registration rights granted by the Company to the Selling Stockholders. See "Selling Stockholders".

     The Selling Stockholders may sell the Shares from time to time to or through underwriters or broker-dealers in open market transactions on the Nasdaq National Market or in privately negotiated transactions at market prices prevailing at the time of sale or at negotiated prices. Whether or not any such sale will be made and the timing and amount of any such sale are within the sole discretion of the Selling Stockholders. See "Plan of Distri-bution". The Company will not receive any of the proceeds from the sale of the Shares. See "Use of Proceeds". The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Certain persons who sell Shares covered by this Prospectus, and any broker or dealer to or through whom any such person sells Shares, may be deemed to be underwriters within the meaning of the Securities Act with respect to the sale of such Shares.

     Common Stock is quoted on the Nasdaq National Market under the symbol "BSYS". The last per share sale price of Common Stock as reported on the Nasdaq National Market on November 22, 1996 was
$35 7/8.

     SEE "RISK FACTORS", BEGINNING ON PAGE 7 OF THIS PROSPECTUS, FOR INFORMATION WHICH SHOULD BE CONSIDERED BY PROSPECTIVE INVESTORS.
                                 ___________________

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                 The date of this Prospectus is               , 1996.

     Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

     No dealer, salesman, or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offering contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Stockholder. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.


                                  TABLE OF CONTENTS

                                                                 PAGE

Available Information. . . . . . . . . . . . . . . . . . . . . . . 4

Documents Incorporated By Reference. . . . . . . . . . . . . . . . 5

The Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . 7

Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . 10

Price Range of Common Stock. . . . . . . . . . . . . . . . . . . . 10

Selling Stockholders . . . . . . . . . . . . . . . . . . . . . . . 10

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . 13

Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . . 13

Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

                                AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's Regional Offices at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

     This Prospectus constitutes a part of a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by the Company with the Commission under the Securities Act with respect to the Shares offered and sold hereby. As permitted by the rules and regulations of the Commission, the Prospectus omits certain information contained in the Registration Statement, and reference is made to the Registration Statement and the exhibits thereto for further information with respect to the Company and the Shares offered hereby. Statements herein contained concerning the provisions of any document as not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. Copies of the Registration Statement and the exhibits thereto are on file at the offices of the Commission and may be obtained, upon payment of the fee prescribed by the Commission, or may be examined without charge at the public reference facilities of the Commission described above.

                         DOCUMENTS INCORPORATED BY REFERENCE

     The following documents, which have been filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference in this Prospectus:

     (i) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996;

     (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996; and

     (iii) The description of Common Stock set forth in the Company's registration statement on Form 8-A filed with the Commission on March 10, 1992 pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the completion of the offering being made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to The BISYS Group, Inc., 150 Clove Road, Little Falls, New Jersey 07424, Attention: Secretary, (telephone 201-812-8600).

                                     THE COMPANY

     The BISYS Group, Inc. and it wholly-owned subsidiaries ("BISYS" or the "Company") provide information and investment outsourcing solutions to and through more than 5,000 financial organizations and corporate clients. BISYS believes that it provides one of the financial services industry's most technologically advanced family of image and data processing outsourcing solutions and pricing analysis for account, item and loan application processing, and competitive product pricing support. BISYS designs, administers and distributes proprietary mutual funds and provides 401(k) administration services to some of the nation's leading investment management companies and provides life insurance services to the financial services industry.

     BISYS seeks to be the single source of all relevant outsourcing solutions for its clients in order to improve the performance, profitability and competitive position of all types of financial organizations. BISYS also endeavors to expand the scope of its services through focused account management, emphasizing services with recurring revenues and long-term contracts. It increases its business base through (i) direct sales to new clients, (ii) sales of additional products to existing clients, and (iii) acquisitions of businesses that provide complementary outsourcing solutions to financial organizations.

     BISYS was organized in August 1989 to acquire certain banking and thrift data processing operations of Automatic Data Processing, Inc. ("ADP"). BISYS traditional business was established in 1966 by United Data Processing, Inc., the predecessor of the banking and thrift data processing operations of ADP. Accordingly, together with its predecessors, BISYS has been providing outsourcing solutions to financial organizations for more than 30 years.

     The BISYS Group, Inc. is incorporated under the laws of the State of Delaware and has its principal executive offices at 150 Clove Road, Little Falls, New Jersey 07424 (telephone (201) 812-8600). Unless the context otherwise requires, the term the "Company" refers to The BISYS Group, Inc. and its consolidated subsidiaries.

                                     RISK FACTORS

     Prospective investors should carefully consider the following investment considerations together with the other information contained in this Prospectus regarding the Company and its business before purchasing the Shares of Common Stock offered hereby.

THE GLASS-STEAGALL ACT

     The Glass-Steagall Act, among other things, prohibits banks from engaging in the underwriting, public sale or principal distribution of and dealing in securities. Bank holding companies (either directly or through their bank or non-bank subsidiaries), however, are generally permitted to purchase and sell securities, as agent, upon the order and for the account of their customers. Federal bank regulatory agencies, including the Office of the Comptroller of the Currency, have, by regulatory interpretations, allowed banks to provide a wide variety of services to mutual funds, including investment advisory, administrative, stockholder servicing, custodial and transfer agency services. If current restrictions under the Glass-Steagall Act were relaxed and banks were authorized to organize, sponsor and distribute shares of an investment company, it is possible that the bank clients of BISYS Fund Services would consider the possibility of performing some or all of the services currently provided by the Company. Should such an event occur, it could have a material adverse impact on the Company's business and results of operations.

REGULATION

     Certain aspects of the Company's businesses are affected by federal and state regulation which, depending on the nature of any noncompliance, may result in the suspension or revocation of licenses or registrations, including broker/dealer licenses and registrations, as well as the imposition of civil fines and criminal penalties.

     Certain of the Company's subsidiaries are registered as broker-dealers with the Commission. Much of the federal regulation of broker-dealers has been delegated to self-regulatory organizations, principally the National Association of Securities Dealers, Inc. and the national securities exchanges. Broker-dealers are subject to regulation which covers all aspects of the securities business, including sales methods, trading practices, use and safekeeping of customers' funds and securities, capital structure, recordkeeping and the conduct of directors, officers and employees. Additional legislation, changes in rules and regulations promulgated by the Commission, the Municipal Securities Rulemaking Board, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Federal Reserve Board and the self-regulatory organizations and changes in the interpretation or enforcement of existing laws, rules and regulations may directly affect the mode of operation and profitability of broker-dealers.

     Banks and other depository institutions doing business with the Company are subject to extensive regulation at the federal and state levels under laws, regulations and other requirements specifically applicable to regulated financial institutions, and are subject to extensive examination and oversight by federal and state regulatory agencies. As a result, the activities of the Company's client banks are subject to comprehensive regulation and examination, including those activities specifically relating to the sale by or through them of mutual funds and other investment products.

SENSITIVITY TO CHANGES IN MARKET CONDITIONS

     A significant portion of the Company's earnings generated through BISYS Fund Services are from fees based on the average daily market value of the assets administered by the Company for its clients. A sharp rise in interest rates or a sudden decline in the stock market could influence an investor's decision whether to invest or maintain an investment in a mutual fund. As a result, fluctuations may occur in assets which the Company has under administration due to changes in interest rates and other investment considerations. A significant investor trend seeking alternatives to mutual fund investments could have a negative impact on the Company's revenues by reducing the assets it administers through BISYS Fund Services. From time to time, the Company and its bank clients waive, for competitive reasons, certain fees normally charged to mutual funds to which it provides services. While the Company has various programs in place, the objective of which is to insulate itself from disadvantageous interest rate and stock market movements, no assurances can be made that these efforts will be successful.

CONSOLIDATION IN BANKING AND FINANCIAL SERVICES INDUSTRY

     There has been and continues to be merger, acquisition and consolidation activity in the banking and financial services industry. Mergers or consolidations of banks and financial institutions in the future could reduce the number of the Company's clients or potential clients, and a smaller market for the Company's services could have a material adverse impact on the Company's businesses and results of operations. Also, it is possible that larger banks or financial institutions resulting from mergers or consolidations would consider the possibility of performing some or all of the services which the Company currently provides or could provide. Should such event occur, it could have a material adverse impact on the Company's businesses and results of operations.

ACQUISITION STRATEGY

     The Company has made several acquisitions since it was formed and may make additional acquisitions. However, no assurance can be given that the Company will make additional acquisitions in the future or that such acquisitions will be successful. The Company may incur substantial debt and non-cash amortization expenses in making acquisitions. The issuance of Common Stock in connection with future acquisitions or otherwise to satisfy future capital needs may result in dilution to stockholders of the Company.

NO ANTICIPATED STOCKHOLDER DISTRIBUTIONS

     The Company has not paid dividends to stockholders since its inception and does not anticipate paying cash dividends in the foreseeable future.

POSSIBLE VOLATILITY OF STOCK PRICES

     The market price of Common Stock is subject to fluctuation due to general market conditions and conditions specific to the industry. Common Stock became publicly traded on the Nasdaq National Market in March 1992. Since such time, the closing price has ranged from a low of $9 7/8 per share to a high of $41 per share. The market price of the Common Stock may be volatile due to, among other things, technological innovations and competitive conditions affecting the industry, the small public float and consolidations within the industry, resulting in client losses. See "Price Range of Common Stock".

COMPETITION

     The industry in which the Company operates is highly competitive. The Company competes with well-established corporations, some of which have financial, technical and operating resources greater than those of the Company.

DEPENDENCE ON KEY PERSONNEL

     The Company is dependent upon many management personnel, some of whom are not parties to employment agreements. The loss or unavailability of certain of these individuals could have a material adverse effect on the Company's business prospects. The Company's success will also depend on its ability to attract and retain highly skilled personnel in all areas of its business. No assurance can be given that the Company will be able to attract and retain personnel on acceptable terms in the future.

                                   USE OF PROCEEDS

     The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be paid directly to the Selling Stockholders.

                             PRICE RANGE OF COMMON STOCK

     Common Stock is traded on the Nasdaq National Market under the symbol "BSYS". The following table sets forth the range of high and low sales prices of Common Stock for the periods indicated.

Quarter Ended:

FISCAL YEAR 1997               HIGH                 LOW

September 30, 1996             41                 29 3/4
December 31, 1996 (through
  November 22, 1996)           41 1/4             35 1/4

FISCAL YEAR 1996

September 30, 1995             29                 21 3/4
December 31, 1995              30 3/4             24 13/16
March 31, 1996                 33 1/8             27 1/2
June 30, 1996                  38 3/4             32

FISCAL YEAR 1995

September 30, 1994             22 3/8             18 3/4
December 31, 1994              22 1/4             19
March 31, 1995                 22 5/8             17 1/2
June 30, 1995                  22 7/8             19

     On November 22, 1996, the last per share sale price of a share of Common Stock on the Nasdaq National Market was $35 7/8.

                                 SELLING STOCKHOLDERS

     All of the Shares offered hereby are to be sold for the accounts of the Selling Stockholders set forth herein. The 750,031 Shares offered hereby are being registered pursuant to registration rights granted by the Company to former stockholders of SSG in connection with the SSG Merger and former stockholders of TUG in connection with the TUG Merger.

     All of the Selling Stockholders are former stockholders of either SSG or TUG. In connection with the SSG Merger and the TUG Merger, each of the Selling Stockholders represented to the Company that it was acquiring its Shares without any present intention of effecting a distribution in those Shares. The Company granted certain registration rights to (i) the Selling Stockholders who were formerly SSG stockholders under a Registration Rights Agreement dated April 22, 1996 among the Company and such stockholders and (ii) the Selling Stockholders who were formerly TUG stockholders under a Registration Rights Agreement dated June 28, 1996 among the Company and such stockholders, in recognition that the Selling Stockholders may wish to be able to sell some or all of their Shares when they deem it appropriate. The Company agreed to file at its expense a registration statement with the

Commission covering the Shares held by the Selling Stockholders and to use its best efforts to keep such registration statement effective until the earlier to occur of the sale of all Shares covered by the registration statement or two years from the effective date of the SSG Merger, in the case of former SSG Stockholders, or eighteen months after the effective date of such registration statement, in the case of former TUG stockholders. The Company will prepare and file at its expense such amendments and/or supplements to such registration statement as may be necessary until all of the Shares have been sold pursuant to the registration statement or until such registration obligations have terminated.

     The following table sets forth certain information, as of the date of this Prospectus, with respect to the Selling Stockholders. The Shares are to be offered by and for the respective accounts of the Selling Stockholders:


                              Common Stock                                 Common Stock
                              Beneficially Owned       Maximum Amount      Beneficially Owned
                              Prior To Offering        Offered Hereby      After Offering1
                              -----------------        --------------      --------------

SELLING STOCKHOLDER                                                        AMOUNT    PERCENT
-------------------                                                        ------    -------

Betty Fenicle                        519                   519                 0         0
Ronald J. Fulton                   5,394                 5,394                 0         0
Charles F. Goetz2,3              226,223               112,424           113,799         *
Lucille Greenwell                    519                   519                 0         0
J. Randall Grespin4               41,109                41,109                 0         0
Crisa Hamilton                     4,123                 4,123                 0         0
Patricia A. Heins                  1,557                 1,557                 0         0
Paul G. Henry, as
 Trustee for the Paul
 G. Henry Charitable
 Trust2,3                         40,090                19,923            20,167         *
Alan H. Herman                     5,394                 5,394                 0         0
Robert M. Jones, as
 Trustee for the
 Robert and Laura
 Jones Charitable
 Trust2,3                        223,360               111,002           112,358         *
Byron S. Kopman2                   8,590                 4,268             4,322         *
Arthur A. Kusic                    5,881                 5,881                 0         0
Steven C. Leisher                  2,938                 2,938                 0         0
James V. Medici                    4,123                 4,123                 0         0
Anthony A. Pascotti4             380,093               380,093                 0         0
William P. Ratz4                   5,394                 5,394                 0         0
Robert S. Salva                    4,123                 4,123                 0         0
Larry Steele2                     22,336                11,100            11,236         *
Gary D. Weller, and
  Susan A. Weller4                27,816                27,816                 0         0
Steven Wevodau and
  Judith A. Wevodau                2,331                 2,331                 0         0
______________________

*    Less than 1%.

1    Assumes all of the Shares offered hereby are sold.

2 Former stockholders of SSG. All other Selling Stockholders were former stockholders of TUG.

3 Mr. Goetz is President, and Mr. Henry is Vice President, of BISYS Creative Solutions, Inc., a wholly owned subsidiary of the Company.

4 Mr. Pascotti is President, Mr. Grespin is Executive Vice President and Mr. Weller and Mr. Ratz are Senior Vice Presidents of T.U.G., Inc., a wholly owned subsidiary of the Company.

                                 PLAN OF DISTRIBUTION

     The Shares offered hereby may be sold from time to time by the Selling Stockholders for their respective accounts on the Nasdaq National Market or in negotiated transactions at market prices prevailing at the time of sale or at negotiated prices.

     Such transactions may be effected by the sale of Shares directly to purchasers, to or through underwriters or broker-dealers acting as agents for the Selling Stockholders or to underwriters or broker-dealers who may purchase Shares as principals and thereafter sell the Shares from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholders and/or the purchasers for whom such broker-dealers may act as agents or to whom they may sell as principals or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Some or all of the Shares offered hereby may from time to time alternatively be sold pursuant to Rule 144 under the Securities Act provided the requirements of such rules, including, without limitation, the holding period and the manner of sale requirements, are met. Selling Stockholders may pledge Shares as collateral for margin accounts and such Shares could be resold pursuant to the terms of such accounts. The Selling Stockholders will pay or assume brokerage and selling commissions or other charges and expenses incurred in connection with the sale of Shares.

     The Selling Stockholders and any broker-dealers acting in connection with such sales may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any discount, commission or concession received by them and any profit on the resale of the Shares may be deemed to be underwriting discounts and commissions under the Securities Act.

                                    LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Shanley & Fisher, P.C., Morristown, New Jersey.

                                       EXPERTS

     The consolidated balance sheets as of June 30, 1996 and 1995 and the consolidated statements of operations, stockholders' equity, and cash flows for each of the three years in the period ended June 30, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, which is based in part on the report of Price Waterhouse LLP, independent accountants, given on the authority of such firms as experts in accounting and auditing.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
-----------------------------------------------------


Registration Fee-Securities and
 Exchange Commission                       $ 8,211
Accounting Fee and Expenses                  7,500
Legal Fees and Expenses                     15,000
Blue Sky Fees and Expenses                   2,000
Miscellaneous Expenses                       2,000
                                            ------

            TOTAL                          $34,711
                                            ------
                                            ------


All of the foregoing estimated expenses are being borne by The BISYS Group, Inc. (the "Registrant").

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

     A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants' By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law.

     Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

     The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 16.  EXHIBITS

(a) Exhibits

     The following exhibits are filed as part of this Registration Statement:

4.1 Amended and Restated Certificate of Incorporation of the Registrant, as further amended by Certificate of Retirement of Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1995).

4.2 By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement No. 33-45417).

4.3       Specimen of Common Stock Certificate (incorporated by reference to
          Exhibit 4.1 to the Registrant's Registration Statement No. 33-45417).

4.4 Registration Rights Agreement dated April 22, 1996 among the Registrant and the several persons named on Schedule I thereto (incorporated by reference to Exhibit No. 10.21 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

4.5* Amendment No. 1 dated October 15, 1996 to Registration Rights Agreement dated April 22, 1996 among the Registrant and the several persons named therein.

4.6 Registration Rights Agreement dated June 28, 1996 among the Registrant and the several persons named on Schedule I thereto (incorporated by reference to Exhibit No. 10.23 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

5.1*      Opinion of Shanley & Fisher, P.C.

23.1*     Consent of Coopers & Lybrand L.L.P.

23.2*     Consent of Price Waterhouse LLP

23.3*     Consent of Shanley & Fisher, P.C. (included in Exhibit 5.1)

24.1*     Powers of Attorney

99.1 Agreement and Plan of Merger dated April 22, 1996 among the Registrant, BISYS Acquisition Corp., Strategic Solutions Group, Inc. and the stockholders of Strategic Solutions Group, Inc. (incorporated by reference to Exhibit No. 10.20 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

99.2 Agreement and Plan of Merger dated as of June 28, 1996 among the Registrant, T.U.G., Inc. ("TUG") and the stockholders of TUG (incorporated by reference to Exhibit No. 10.22 to the Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).


------------------

* Filed herewith


ITEM 17.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange

Act of 1934 that are incorporated by reference in the registration statement.


          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Little Falls, State of New Jersey, on November 25, 1996.

                              THE BISYS GROUP, INC.


                              By:  /s/ Kevin J. Dell
                                 ----------------------------------------
                                 Kevin J. Dell, Vice President,
                                 General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                                     TITLE


 /s/ Lynn J. Mangum           Chairman of the Board, Chief Executive
-------------------------     Officer and Director (Principal
Lynn J. Mangum                Executive Officer)



 /s/ Robert J. Mcmullan       Executive Vice President and Chief
-------------------------     Financial Officer (Principal
 Robert J. McMullan           Accounting and Principal Financial
                              Officer)


       *                      President, Chief Operating Officer and
-------------------------
Paul H. Bourke                Director



       *                      Director
-------------------------
Jay W. DeDapper


       *                      Director
-------------------------
John J. Lyons


       *                      Director
-------------------------
Thomas E. McInerney


       *                      Director
-------------------------
Neil P. Marcous

*Lynn J. Mangum hereby signs this Registration Statement on Form S-3 on behalf of each of the indicated persons for whom he is attorney-in-fact on November 25, 1996 pursuant to a power of attorney filed herewith.


By: /s/ Lynn J. Mangum
   ----------------------
   Lynn J. Mangum
   Attorney-in-fact




Dated:  November 25, 1996

                                  INDEX TO EXHIBITS


EXHIBIT NO.    DESCRIPTION


    4.5 Amendment No. 1 dated October 15, 1996 to Registration Rights Agreement dated April 22, 1996 among the Registrant and the several persons named therein.

    5.1        Opinion of Shanley & Fisher, P.C.

   23.1        Consent of Coopers & Lybrand L.L.P.

   23.2        Consent of Price Waterhouse LLP

   23.3        Consent of Shanley & Fisher, P.C.
               (included in Exhibit 5.1)

   24.1        Powers of Attorney